UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 8, 2008, Copa Holdings, S.A. (NYSE:CPA) ("Copa") announced that CIASA, controlling shareholder of Copa, has recently reached an agreement in principle with Continental Airlines, Inc. ("Continental") to waive the lock-up under the shareholders agreement dated June 29, 2006, which currently restricts Continental's ability to sell its remaining shares of Copa's Class A common stock through June 29, 2008.  Copa is preparing a registration statement to be filed with the U.S. Securities and Exchange Commission. Once the registration statement is effective, Continental will have the flexibility to sell its remaining shares of Copa.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall be no sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

May 8, 2008	By /s/ Lori A. Gobillot Lori A. Gobillot Staff Vice President and Assistant General Counsel